Exhibit 5.2

November 21, 2011

Immucor, Inc.

3130 Gateway Drive

Norcross, Georgia 30071

Ladies and Gentlemen:

We have acted as special Georgia counsel to Immucor, Inc., a Georgia corporation (the “Issuer”) in connection with the registration statement on Form S-4 (the “Registration Statement”) filed by the Issuer and BioArray Solutions, Ltd., a Delaware corporation (the “Guarantor”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Prospectus”) which provides for the issuance by the Issuer in an exchange offer (the “Exchange Offer”) of up to $400,000,000 aggregate principal amount of 11.125% Senior Notes due 2019 (the “Exchange Notes”). The Exchange Notes will be offered by the Issuer in exchange for a like principal amount of the Issuer’s outstanding 11.125% Senior Notes due 2019 (the “Outstanding Notes”). The Exchange Notes are to be issued pursuant to an Indenture, dated as of August 19, 2011 (the “Base Indenture”), by and between the Issuer (as successor by merger to IVD Acquisition Corporation) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture, dated as of August 19, 2011 (the “Supplemental Indenture”), by and among the Issuer, the Guarantor and the Trustee (the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”). Any capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement or the Indenture, as applicable. The State of Georgia is hereinafter sometimes referred to as the “State.”

In connection with this opinion, we have examined originals or copies of executed originals (except as noted below) of each of the documents listed below (the “Transaction Documents”):

1.	The Indenture;

2.	The form of the Exchange Notes;

3.	The Amended and Restated Articles of Incorporation of the Issuer, as certified by the Georgia Secretary of State on August 19, 2011 (the “Issuer Articles of Incorporation”).

4.	The Amended and Restated Bylaws of the Issuer as certified by the Secretary of the Issuer (the “Issuer Bylaws”);

5.	The resolutions of the Board of Directors of the Issuer as certified by the Secretary of the Issuer (the “Issuer Resolutions”) approving the transactions contemplated by the Transaction Documents;

6.	The Certificate of Existence issued by the Georgia Secretary of State (the “Certificate of Existence”) for the Issuer dated November 21, 2011.

For purposes of this opinion letter, we have not reviewed any documents other than the Transaction Documents. In particular, we have not reviewed any document that is referred to in or incorporated by reference into the Transaction Documents. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. In connection herewith, we have also assumed that, other than with respect to the Issuer, all of the documents referred to in this opinion

Immucor, Inc.

November 21, 2011

letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

We have also assumed that: (i) all certificates of public officials examined by us are complete and accurate, both at the date of issuance and at the date hereof; (ii) there are no oral or written statements or agreements that purport to modify, amend or vary any of the terms of the Transaction Documents; (iii) the parties (other than the Issuer) have all requisite governmental certifications of authority, licenses, permits, consents, qualifications and documentation to engage in the transactions contemplated by the Transaction Documents (the “Transactions”); (iv) to the extent that the Transaction Documents will be governed by the laws of a state or states other than the State of Georgia, the Transaction Documents are valid, binding and enforceable in accordance with their terms under the laws of such other state or states; and (v) the Transaction Documents accurately describe and contain the mutual understandings and true, complete and correct agreements of the parties thereto.

As to questions of fact material and relevant to our opinions, we have relied solely upon the representations and warranties or certifications of the Issuer made in the Transaction Documents as to the facts contained therein and upon the certificates of public officials, and we have, with your permission, assumed that such representations and warranties and such certifications are true, correct and complete notwithstanding any knowledge qualification which may be contained therein. We have not made inquiry as to whether the Issuer has paid all applicable income, license, occupational or franchise taxes.

We have not been involved in the preparation of the Registration Statement, nor were we involved in the negotiation, preparation or execution of the Transaction Documents, or any of the related agreements executed or delivered in connection therewith. We have been retained solely for the purpose of rendering certain opinions pursuant to Georgia law. Our representation of the Issuer has been limited to acting as Georgia counsel in connection with the Transactions, and we have not generally acted as counsel to the Issuer.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions contained herein, we are of the opinion that:

1. The Issuer is a corporation validly existing under the laws of the State and in good standing under the laws of the State.

2. On the date the Indenture was executed and delivered, Issuer had all requisite corporate power and authority to execute and deliver the Indenture and to perform its obligations thereunder. The Issuer has duly authorized, executed and delivered the Indenture.

3. The Issuer has all requisite corporate power and authority to execute and deliver the Exchange Notes and to perform its obligations thereunder.

4. The execution and delivery by the Issuer of the Exchange Notes and the performance of its obligations thereunder have been duly authorized by all necessary corporate action on its part.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions herein set forth are subject to and based upon the following additional assumptions, comments, qualifications, limitations and exceptions:

(a) Our opinions herein reflect only the application of the laws of the State of Georgia. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in factual

Immucor, Inc.

November 21, 2011

matters, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

(b) We express no opinion as to the enforceability of the Transaction Documents.

(c) Our opinion in paragraph 1 is based solely on the Certificate of Existence and our review of the Issuer Articles of Incorporation, and the meaning of “good standing” in Paragraph 1 is limited to the meaning ascribed to a certificate of existence issued by the Georgia Secretary of State under State law.

(d) We express no opinion as to any authorizations, approvals or consents as may be necessary under Georgia state securities and “blue sky” laws in connection with the Transactions.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as expressly stated herein with respect to the issuance of the Exchange Notes. The opinions set forth herein are made as of the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the captions “Legal Matters.” We also consent to your filing copies of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Bryan Cave LLP